UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 2, 2003

AMDL, INC.
(Exact name of AMDL as specified in its charter)

Delaware	0-27689	33-0413161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2492 Walnut Avenue, Suite 100 Tustin, California	92780-7039
(Address of Principal Executive Offices)	(Zip Code)

(714) 505-4460
(AMDL’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Item 5. Other Events
SIGNATURE

Item 5. Other Events

     AMDL was recently notified by the University of Alberta, a body established under the Universities Act in Alberta, Canada (“U of A”) that U of A had filed an action in the court in Alberta, Canada against Dr. Lung-Ji Chang (“Chang”) and AMDL arising out of Chang’s employment with U of A in the mid-1990’s and AMDL’s acquisition of all of Chang’s rights to the combination immunogene therapy (“CIT”) technology and to two patent applications relating to CIT on August 28, 2001. In February 2002, AcuVector Group, Inc. (“AcuVector”), the former licensee of the CIT technology, filed an action in the same court claiming that AcuVector still has rights to the CIT technology under a terminated license agreement executed with Chang in 1998. At the time AMDL acquired the CIT technology, AMDL conducted due diligence and received assurances from Chang and his attorneys that AcuVector’s license rights had been terminated and that under the Patent Policy at U of A, Chang owned all of the patent rights to the CIT technology.

     U of A’s claim against Chang and AMDL relates to five patents issued or applied for by Chang (including the CIT technology that AcuVector claims rights to under its terminated license agreement). U of A claims, among other things, that (i) Chang breached the Faculty Agreement, the U of A Patent Policy and certain other contractual duties and agreements with the U of A; (ii) Chang failed to report and to pay 33-1/3% of the Net Income (as defined in the Patent Policy) received by Chang for the sale of some of his patent applications to AMDL; and (iii) the U of A has a 33-1/3% equitable interest in five patents filed or issued (including the CIT technology) developed by Chang while he was an employee of U of A.

     U of A claims that AMDL (i) was unjustly enriched at the expense of the U of A by misrepresenting its ownership of the CIT technology and its ownership of data resulting from a Phase I clinical trial of the CIT technology that took place before August 28, 2001; (ii) interfered with contractual relationships between Chang, AcuVector and the U of A, thereby inducing a breach of U of A’s rights under prior agreements between Chang, U of A and AcuVector; and (iii) conspired with Chang to harm the U of A and AcuVector by agreeing to purchase the CIT technology. The U of A alleges that it has been damaged by Chang’s non-payment of 33-1/3% of the Net Income and other compensation received by Chang, and for the unjust enrichment of U of A’s equitable interests referred to above in an amount estimated to have a value of not less than $2,000,000, for an accounting of all revenue received by Chang for the CIT technology and certain other technology, and an interlocutory injunction restraining the defendants from misrepresenting their rights of ownership in the various technologies.

     Chang denies he owes the U of A anything on the sale of the CIT technology to AMDL in 2001 or that he breached any agreements with the U of A. AMDL believes it lawfully acquired the CIT technology from Chang whether or not Chang owes any monies to U of A, denies that AMDL acquired, interfered or conspired with Chang or anyone to deprive U of A of any of its other technology or any equitable interests, and denies that AMDL was unjustly enriched at all. The U of A claim has just been recently filed and AcuVector has done nothing to advance its claim since it was filed in early 2002. No discovery has been conducted, but based upon the facts known to AMDL, AMDL believes it has meritorious defenses to both claims. AMDL paid $2,000,000 to Chang for the CIT technology and under the Technology Transfer Agreement entered into with Chang in 2001 intends to seek indemnification from Chang on both of these claims.

     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, AMDL has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMDL, INC

Date: December 10, 2003	By:	/s/ Gary L. Dreher
Gary L. Dreher, President and Chief Executive Officer

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